Exhibit 99.2

FORM OF COMMERCIAL LEASE AGREEMENT

This LEASE AGREEMENT, entered into this 12th day of April, 2018 by and between Over The Moon, LLC, a Michigan limited liability company, located at 5711 Enterprise Drive, Lansing, MI 48911, herein after referred to as “Landlord”, and GrowGeneration Michigan Corp., a Delaware Corporation, with offices at 1000 W. Mississippi, Denver CO 80223 and a registered office of 40600 Ann Arbor Road East, Suite 200, Canton, Michigan 48170, hereinafter referred to as “Tenant”. The parties mutually agree as follows:

WITNESSETH:

1.	PREMISES. Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant, hereby leases to Tenant and Tenant leases from Landlord the following premises situated in the City of Livonia, Wayne County, Michigan, more particularly described as: 29220 W. Seven mile Road, Livonia, Ml, containing approximately 11,200 square feet, (which premises are hereinafter referred to as the “premises”), together with the nonexclusive right and easement to use the parking and common facilities which may from time to time be furnished by Landlord in common with Landlord and tenants and occupants (their agents, employees, customers and invitees) of the building in which the premises are located. Tenant shall not permit its employees to use said parking areas for the purpose of overnight or weekend storage of any automobiles, trucks or other vehicles owned or used by Tenant or its employees, except as may be approved and designated in writing by Landlord. Landlord reserves the right to designate specific parking areas for employee parking.

2.	TERM. The term of this Lease shall be for a period of five (5) years, commencing on April 12, 2018, to be fully completed and ended on April 11, 2023.

3.	RENTAL AMOUNT. Tenant agrees to pay to Landlord or to such other person or persons or at such other place as Landlord shall designate in writing, rental for said premises without deduction or offset, pursuant to the following schedule:

Year	Price Per Square Foot	Monthly Rent	Annual Rent
1	$7.50	$7,000	$84,000
2	$7.65	$7,140	$85,680
3	$7.80	$7,280	$87,360
4	$7.96	$7,429	$89,152
5	$8.12	$7,579	$90,944,

4.	(a) RENT DUE. Rent is due in twelve (12) equal monthly payments per year as outlined above. The first payment will be due upon signing, the balance of payments due on or before 1st of the month. Rental and all other charges hereunder shall promptly be paid without prior demand therefore and without deductions of set-offs for any reason whatsoever, and overdue rent shall bear interest at rate of fifteen percent (15%) per annum for any unpaid balance that is received ten (10) days past the due date. In no event shall the late fee be less than fifty dollars ($50.00).

(b) SECURITY DEPOSIT. Tenant herewith deposits, on the date this Lease is executed by the parties, with Landlord Seven Thousand and 00/100 ($7,000.00) Dollars as security for the performance by Tenant of every covenant and condition of this Lease.

5.	JANITORIAL SERVICE, SNOW, LAWN SERVICES. Tenant shall arrange at its own expense janitorial, snow removal and lawn services for the premises.

6.	USE AND OCCUPANCY. During the term of this Lease, the premises shall be used and occupied for gardening supply retail and warehousing use and for no other purpose without the written consent of the Landlord, nor shall Tenant conduct its business in a manner which will cause an increase in fire insurance and extended coverage insurance premiums for the premises or building. Tenant shall not use the premises for any purpose in violation of any law, municipal ordinance, or regulation, nor shall Tenant perform any acts or carry on any practices which may injure the premises or the building in which the premises are located or be a nuisance, disturbance or menace to the other tenants of said building. Upon breach of this agreement, Landlord shall have the right to terminate this Lease forthwith and to reenter and repossess the premises, and Landlord’s right to damages will survive.

7.	UTILITIES AND TAXES. (a) Tenant shall, at its own cost and expense, furnish the premises with water, heat, air condition, electricity and sewage. Landlord shall not be liable or responsible for any interruption in such utilities or other services due to causes beyond Landlord’s reasonable control or for interruptions in connection with the making of repair or improvements to the premises or the building in which the premises are located, nor shall such interruption be deemed an actual or constructive eviction or partial eviction or result in an abatement of rental.

(b) REAL ESTATE AND PERSONAL PROPERTY TAXES. Tenant shall during the term of this Lease, pay all the real estate and property taxes associated with the rental and use of the premises, which shall include all real estate taxes, personal property taxes and assessments both general and special imposed by federal, state or local governmental authority, or any other taxing authority having jurisdiction over the premises, against the land, buildings, personal property and all other improvements within the premises. Such taxes shall include the face amount of real estate and personal property taxes without regard to discounts earned by the Landlord due to early payment of real estate taxes, and further shall not include any additional charges or penalties incurred by Landlord due to late payment of real estate taxes. Landlord will invoice Tenant for these charges as the costs are incurred.

In the event that the increase in the amount of such tax payable is because of an increase in assessed valuation, Tenant shall have the right to appeal or contest such increased assessment if it should desire to do so. Landlord agrees to execute any and all documents necessary to authorize Tenant to take any such action to appeal or contest the assessed valuation placed upon the Landlord’s property in the premises in the name of the Landlord.

8.	MAINTENANCE AND REPAIR. Tenant shall make ail necessary repairs and replacements to the building in which the premises are located, and to the common areas, including parking areas, heating and air conditioning and electrical systems located therein. Landlord, however, shall make repairs to the premises which are structural in nature (e.g. walls and roof) or required due to fire, casualty, or other act of God; provided, however, that Tenant shall make all repairs and replacements arising from its act, neglect or default. Except as provided above, Tenant shall keep the premises in good repair, and Tenant shall upon the expiration of the terms of this Lease, yield and deliver up the premises in like condition as when taken reasonable use and wear thereof and repairs required to be made by Landlord excepted. In the event Tenant fails to make any of the repairs which it is obligated to make with reasonable dispatch, Landlord shall be entitled to enter the premises and make or cause the same to be made, and the amount or amounts expended by Landlord for such repairs shall be due and payable by Tenant to Landlord as so much additional rent hereunder.

9.	ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the premises (whether or not the same may be structural in nature) without Landlord’s prior written consent, and all alterations, additions or improvements made by either party hereto to the premises, except movable office furniture and equipment installed at Tenant’s expense, shall be the property of Landlord and remain upon and be surrendered with the premises at the expiration of the term hereof; provided, however, the Landlord may require Tenant to remove any additions made by Tenant to the premises and to repair any damage caused by such removal, and provided further, that if Tenant has not removed its property and equipment within ten (10) days after the expiration or termination of this Lease, Landlord may elect to retain the same as abandoned property. Tenant shall only use contractors approved by Landlord for the permitted alterations to the premises and shall not permit any mechanics liens to be placed or remain upon the premises.

10.	ASSIGNMENT AND SUBLETTING. Tenant covenants not to assign or transfer this Lease or hypothecate or mortgage the same or sublet the premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, but in the event of any such assignment or transfer, Tenant shall remain fully liable to perform all of the obligations under the Lease. Any assignment, transfer (including transfers by operation of law or otherwise), hypothecation, mortgage or subletting without such written consent shall give Landlord the right to terminate this Lease and to reenter and repossess the premises, and Landlord’s right to damages shall survive.

11.	INDEMNIFICATION AND INSURANCE. Tenant shall indemnify and hold harmless Landlord and Landlord’s agents, directors, officers employees, invitees, and contractors from all claims losses, costs, damages, or expenses (including, but not limited to, attorney’s fees) resulting from or arising from any and all injuries, or death of any person or damage to any property caused by an act, omission, or neglect of Tenant or Tenant’s directors, officers, employees, agents, invitees, or guests, or any parties contracting with Tenant relating to the premises.

Landlord shall not be liable for any damage of any kind or for any damage to property, death, or injury to persons from any cause whatsoever by reason of the use and occupancy of the premises by Tenant, and Tenant shall keep in full force and effect during the term hereof, a policy of public liability and property damage insurance, naming the Landlord as an additional insured and protecting Tenant from all causes including their own negligence with public liability limits of not less than Two Million and No/100 ($2,000,000.00) Dollars as to any one occurrence for bodily injury and Two Million and No/100 ($2,000,000.00) Dollars for property damages. Tenant shall deliver policies of such insurance or certificates thereof to Landlord and shall not be cancelable without thirty (30) days written notice to Landlord and in the event Tenant shall fail to procure such insurance, Landlord may at its option procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as an additional charge upon receipt by Tenant of bills therefore.

12.	FIRE OR OTHER CASUALTY. If the building is damaged or destroyed by fire or other casualty, the Landlord shall have the right to terminate this Lease, provided it gives written notice thereof to the Tenant within ninety (90) days after such damage or destruction. If a portion of the premises is damaged by fire or other casualty, and this Lease is not hereby terminated, the Landlord shall, at its expense, restore the premises, exclusive of any improvements or other changes made to the premises by the Tenant, to as near the condition which existed immediately prior to such damage or destruction, as reasonably possible, and rent shall abate during such period of time as the premises are untenantable, in the proportion that the untenantable portion of the premises bears to the entire premises. The Landlord shall not be responsible to the Tenant for damage to, or destruction of, any furniture, equipment, improvements, or other changes made by the Tenant in, on, or about the premises regardless of the cause of the damage or destruction.

13.	WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, if the premises is damaged or destroyed by fire or an extended coverage risk, the Tenant, its agents, employees, representatives, and invitees are hereby released from liability by reason thereof to the extent of insurance proceeds realized by the Landlord as a result of such damage or destruction. In no event shall any such release be applicable if doing so would work in contravention of any requirement in an applicable policy of insurance to the effect that if the insured waives subrogation, coverage is or may be void.

14.	EMINENT DOMAIN. If a part of the premises shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease on the part taken from the date of possession, and rent shall be paid up to that date. In the event that all the premises amounting to fifty percent (50%) or more thereof is taken, Tenant shall have the right either to cancel this Lease and declare the same null and void or to continue in possession of the remainder of the premises under the terms herein provided, except that the rent shall be reduced in proportion to the amount of the premises taken. All damages awarded for such taking shall belong to and be the property of Landlord, whether such damage shall be awarded as compensation of diminution in the value of the leasehold or of the fee of the premises herein leased provided, however, that the Landlord shall not be entitled to any portion of the award made to the Tenant for losses of business, relocation expenses, or loss to Tenant’s trade, fixtures or personal property.

15.	BANKRUPTCY. In the event the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law, or if a receiver or trustee of the property of Tenant shall be appointed, or if any assignment shall be made of Tenant’s property for the benefit of creditors, then and in any of such events, Landlord may terminate this Lease by written notice to Tenant; provided, however, if the order of court creating any of such disabilities shall not be final by reason of pendency of such proceedings, or appeal from such order, then Landlord shall not have the right to terminate this Lease so long as Tenant performs its obligations hereunder.

16.	DEFAULT/LANDLORD’S REMEDIES.

a.	In the event Tenant shall fail to pay the rent or any other obligation involving the payment of money reserved herein when due, Landlord shall give Tenant written notice of such default and if Tenant shall fail to cure such default within ten (10) days after receipt of such notice, Landlord shall, in addition to its other remedies provided by law, and in this Lease, have the remedies set forth in subparagraph (c) below.

b.	If Tenant shall be in default in performing any of the terms of this Lease other than the payment of rent or any other obligation involving the payment of money, Landlord shall give Tenant written notice of such default, and if Tenant shall fail to cure such default within twenty (20) days after the receipt of such notice, or if the default is of such a character as to require more than twenty (20) days to cure, then if Tenant shall fail within said twenty (20) day period to commence and thereafter proceed diligently to cure such default, then and in either of such events, Landlord may (at this option and in addition to its other legal remedies) cure such default for the account of Tenant and any sum so expended by Landlord shall be additional rent for all purposes hereunder, including without limitation, reasonable attorneys fees and collection costs, and also including subparagraph (a) above and shall be paid by Tenant with the next monthly installment of rent.

c.	If any rent or any other obligation involving the payment of money shall be due and unpaid or Tenant shall be in default upon any of the other terms of the Lease, and such default has not been cured after notice and within the provided in subparagraphs (a) and (b) above, or, if the premises are abandoned or vacated, then Landlord, in addition to its other remedies, shall have the immediate right of re- entry. Should Landlord elect to re-enter or take possession pursuant to legal proceedings or any notice provided for by law, Landlord may either terminate this Lease or from time to time, without terminating this Lease, relet the premises or any part thereof on such terms and conditions as Landlord shall in its sole discretion deem advisable. The avails of such reletting shall be applied first, to the payment of any indebtedness of Tenant to landlord other than rent due hereunder; second, to the payment of any reasonable costs of such reletting, including the cost of any reasonable alterations and repairs to the premises; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should the avails of such reletting during any month be less than the monthly rent reserved hereunder, then Tenant shall during each such month pay such deficiency to the Landlord.

d.	Tenant shall be in default whenever tenant shall vacate, abandon, or fail to occupy the premises and leave same vacated, abandoned or unoccupied fora period of fifteen (15) days.

e.	All rights and remedies of Landlord hereunder shall be cumulative and none shall be exclusive of any other rights and remedies allowed by law.

17.	NON-LIABILITY. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omission of persons occupying adjoining premises or any part of the premises adjacent to or connected with the premises or any part of the building of which the premises are a part or for any loss or damage resulting to Tenant or his property from burst, stopped or leaking water, gas, sewer pipes, or for any damage or loss of property within the premises from any cause whatsoever excepting that caused by the negligence of the Landlord, his agents or employees and no such occurrence shall be deemed to be an actual or constructive eviction from the premises or result in any abatement of rental. In the event of any sale or transfer (including any transfer by operation of law) of the premises Landlord (and any subsequent owner of the premises making such a transfer) shall be relieved from any and all obligations and liabilities as shall have arisen during Landlord’s (or such subsequent owner’s) respective period of ownership, provided that the transferee assumes in writing all of the obligations of the Landlord under this Lease.

18.	SUBORDINATION. Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage(s) or ground or underlying lease(s) now or hereafter placed upon Landlord’s interest in the premises or on the land and buildings of which the premises are a part, or upon any buildings hereafter placed upon the land parcel of which the premises are a part, and Tenant agrees upon request to execute an agreement subordinating its interest and/or attornment agreement to such mortgagees and lessors and appoints Landlord its attorney-in-fact to execute and deliver any such instruments; provided, however, that no default by Landlord under such mortgage or ground lease shall affect Tenant’s rights hereunder so long as Tenant shall not be in default.

19.	COVENANT OF TITLE AND QUIET POSSESSION. Landlord covenants that it has the right to make this Lease for the term aforesaid and that it will put Tenant into possession of the premises, free from all encumbrances, liens and defects in the title for the full term of this Lease. Landlord further covenants that there are no restrictive covenants or other ordinances or regulations which will prevent Tenant from conducting its usual business or any department thereof in the premises.

20.	LANDLORD’S ACCESS. Landlord, its agents, or mortgagee(s), shall have the right at all times during the term to enter the premises to inspect the condition thereof, to show the premises to prospective new Tenants, to determine if Tenant is performing its obligations under this Lease, and to perform the services or to make repairs to adjoining space, to cure any defaults of Tenant hereunder that Landlord elects to cure, and to remove from the premises any improvements thereto or property placed therein in violation of this Lease.

21.	HOLDING OVER. It is hereby agreed that in the event of Tenant holding over after the termination of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, and Tenant shall pay to the Landlord a daily occupancy charge equal to ten percent (10%) of the monthly rental under Paragraph 3 (plus all other charges payable by Tenant under this Lease) for each day from the expiration or termination of this Lease until the date the premises are delivered to landlord in the condition required herein, and Landlord’s right to damages for such illegal occupancy shall survive.

22.	SUCCESSORS AND ASSIGNS. The covenants and agreements of this Lease shall be binding upon and for the benefit of the successors and assigns of the parties hereto.

23.	NOTICE. Whenever under the Lease a provision is made for notice of any kind it shall be deemed sufficient notice and service thereof if such notice to Tenant is in writing addressed to Tenant at its last known post office address, or at the premises, and deposited in the mail, certified or registered mail, with postage prepaid, and if such notice to Landlord is in writing addressed to the last known post office address of Landlord and deposited in the mail, certified or registered mail, with postage prepaid. Notice need be sent to only one Tenant or Landlord where Tenant or Landlord is more than one person.

24.	ENTIRE AGREEMENT. This Lease and the Exhibits and Addenda, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the premises and there are no covenants, promises, agreements, conditions or understandings either oral or written, between Landlord and Tenant other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

25.	FORCE MAJEURE. In the event either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, civil disturbances, picketing, demonstrations, insurrections, war or other reason of the like nature not the fault of the party delayed in performing work or doing acts required under the term of this Lease, then performance of such act shall be excused for the period of such delay. The provisions of this section shall not operate to excuse Tenant from prompt payment of rent, additional rent or any other payments required by the terms of this Lease.

26.	CIVIL DISTURBANCE, DEMONSTRATIONS, PICKETING, RIOT. It is expressly covenanted and agreed that Landlord may exercise his discretion in determining what measures, if any, are to be taken in the event any civil disturbance, demonstration, picketing or riot takes place on or about the property and Landlord shall not be liable for any interruption of business or any injuries or damages to persons or property on or in the premises resulting from said civil disturbance, demonstration, picketing or riot or the measures taken by Landlord to control said civil disturbance, demonstration, picketing or riot.

27.	PARTIAL INVALIDITY. If any term, covenant or condition of this Lease or the application thereof, to any person or circumstance shall, to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

28.	HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on or in the premises by Tenant, Tenant’s agents, employees, contractors, or invitees. If Hazardous Substances are used, stored, generated, or disposed on or in the premises, or if the premises become contaminated in any manner for which Tenant is legally liable, Tenant shall indemnify and hold harmless the Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, as decrease in value of the premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of result of that contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the premises and that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the premises to the condition existing prior to the presence of any such Hazardous Substance on the premises. Tenant shall first obtain Landlord’s approval for any such remedial action.

As used herein, “Hazardous Substance” means any substance that is toxic, ignitable, reactive or corrosive and that is regulated by any local government, the State of Michigan, or the United States Government. “Hazardous Substance” includes any and all material or substances that are defined as “hazardous waste,” extremely hazardous waste,” or a “hazardous substance” pursuant to state, federal, or local governmental law. “Hazardous Substance” includes but is not restricted to asbestos, polychlorobiphenyls (“PCBs”), and petroleum.

29.	TITLE III. Tenant agrees not to use the premises in any manner which would result in the use of the premises or the premises itself becoming a “public accommodation” as that term is defined in the American with Disabilities Act (“ADA”) of 1990, as amended, 42 USC Section 12.101 et seq and hereby agrees to and does indemnify and hold Landlord from any and all claims, liabilities, losses, damages, costs and expenses including reasonable attorney’s fees incurred as a result of any breach by Tenant of this provision. Further, Tenant agrees to undertake and complete, at its sole expense, all obligations Tenant may have from time to time under the ADA relative to alterations or additions to the premises, including those for which Tenant and Landlord may be jointly responsible.

30.	TENANT DEFINED, USE OF PRONOUN. The word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as Tenant herein, be the same one or more; and if there shall be more than one Tenant, and notice required or permitted by the terms of the Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord to Tenant may be an individual, partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

31.	OPTION TO RENEW. So long as Tenant has not been in default of any terms or conditions of this Lease and upon the mutual consent of the both parties to this Lease, Tenant shall have the right to extend the term of this Lease for one additional period of five (5) years in duration commencing upon the expiration of the original or applicable renewal term of this Lease. All terms and conditions of the Lease shall remain the same except rental, which shall be the last rental paid plus six percent (6%) and then increased for inflation for each year of the renewal term.

32.	SUPERCESSION OF PREVIOUS LEASE AGREEMENTS. This Lease Agreement supersedes any existing Lease Agreement and constitutes all agreements and understandings of the parties, and all prior understandings and negotiations are merged into this Lease Agreement.

IN WITNESS WHEREOF, the parties, Over The Moon, LLC, as Landlord, and GrowGeneration Michigan Corp., Tenant, hereto have caused this Lease to be signed in their respective names by their respective officers and sealed with their respective seals the day and year first written.

Witness to Landlord:	Over The Moon, LLC

By:
Jeffrey A. Gibson
	Its:	Authorized Manager

Witness to Tenant:	GrowGeneration Michigan Corp.

By:
Darren Lampart, CEO